SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Filed by the Registrant	[X]
	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12
Fidelity Concord Street Trust
(Name of Registrant as Specified In Its Charter)
(if you checked "filed by registrant above" do not fill this in: Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

Fidelity® U.S. Bond Index Fund

Spartan® U.S. Equity Index Fund

Telephone Reminder Script

§ I see that you have a balance in [choose name of fund(s) below]

Fidelity® U.S. Bond Index Fund

Spartan® U.S. Equity Index Fund

§ Have you voted your proxy for the fund's shareholder meeting?

If yes: Thank you very much.

If no: The shareholder meeting on July 18th had to be postponed due to lack of shareholder votes, and the meeting is now scheduled for September 19th . Your participation is urgently needed, and we have made arrangements for a proxy tabulation firm to take your vote over the phone. Can I transfer your call to them now?

If yes: Your call will be answered by a representative of D. F. King, the proxy tabulation firm helping Fidelity® with the proxy. (PSG representative transfer call to 1 800-848-3155)

If no, Thank you. Can I give you the number of our proxy tabulation firm that you can call at your convenience to cast your vote by phone?

If yes: Thank you. The number is 1 800-848-3155.

If no: Thank you very much.

If participant says they did not receive material & they were a shareholder of record on 4/16/01, you may request a proxy package to be sent to them.

(Please go to PSG Online and click on "Reference Manual." You will find the Request form by clicking on "Proxy.")

For more complete information about any of the mutual funds available through the plan, including fees and expenses, call or write Fidelity for free prospectuses. Read them carefully before you make your investment choices.

Fidelity Investments Institutional Services Company, Inc.

82 Devonshire Street, Boston, MA 02109

141801